EXHIBIT 99.3





                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Tibbetts Industries, Inc.


We have audited the accompanying balance sheets of Tibbetts Industries, Inc. as of September 30, 2006 and October 1, 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tibbetts Industries, Inc. at September 30, 2006 and October 1, 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                                                   /s/Baker Newman & Noyes

Portland, Maine                                    Limited Liability Company
October 20, 2006

                            TIBBETTS INDUSTRIES, INC.

                                 BALANCE SHEETS

                     September 30, 2006 and October 1, 2005


                                 ASSETS (Note 3)


                                                        2006         2005
                                                     ----------   ----------
Current assets:
    Cash                                             $   33,507   $   53,133
    Accounts receivable, net of allowance
       of $47,000 in 2005 (note 7)                    1,287,496      973,456
    Inventories (note 2)                                932,069      705,436
    Prepaid expenses                                     36,454       46,506
    Deferred income taxes (note 4)                       94,300      121,000
    Income taxes receivable                               2,500       30,041
    Equity in income of joint venture (note 7)               --        4,500
                                                     ----------   ----------

       Total current assets                           2,386,326    1,934,072

Property, plant and equipment, at cost:
    Land                                                 25,848       25,848
    Buildings and improvements                          526,143      559,322
    Machinery and equipment                           1,449,237    1,947,155
    Furniture and office equipment                      330,654      304,072
                                                     ----------   ----------

                                                      2,331,882    2,836,397
    Less accumulated depreciation and amortization    1,303,592    1,757,873
                                                     ----------   ----------

                                                      1,028,290    1,078,524
    Construction in process (note 9)                    367,024       60,660
                                                     ----------   ----------

                                                      1,395,314    1,139,184
Patents, at cost:
    Issued                                              360,929      322,296
    Pending                                              32,942       55,135
                                                     ----------   ----------

                                                        393,871      377,431
    Less accumulated amortization                       128,980      109,750
                                                     ----------   ----------

                                                        264,891      267,681
                                                     ----------   ----------

                                                     $4,046,531   $3,340,937
                                                     ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           2006         2005
                                                        ----------   ----------
Current liabilities:
    Note payable to bank (note 3)                       $  400,000   $  325,000
    Current portion of long-term debt                      405,915      277,118
    Accounts payable                                       188,267      195,250
    Accrued liabilities                                    242,691      218,255
    Equity in loss of joint venture (note 7)                60,557           --
                                                        ----------   ----------

       Total current liabilities                         1,297,430    1,015,623

Deferred income taxes (note 4)                             136,100      121,000

Long-term debt, net of current portion (note 3)            697,788      569,279
                                                        ----------   ----------

       Total liabilities                                 2,131,318    1,705,902

Stockholders' equity:
    Common stock, $1 stated value; authorized 250,000
       shares; issued and outstanding 179,309 shares       179,309      179,309
    Additional paid-in capital                             575,016      575,016
    Retained earnings                                    1,160,888      880,710
                                                        ----------   ----------

       Total stockholders' equity                        1,915,213    1,635,035












                                                        $4,046,531   $3,340,937
                                                        ==========   ==========


See accompanying notes.

                            TIBBETTS INDUSTRIES, INC.

                            STATEMENTS OF OPERATIONS

               Years Ended September 30, 2006 and October 1, 2005


                                                       2006           2005
                                                   -----------    -----------
Net sales                                          $ 7,213,831    $ 7,029,258

Cost of goods sold                                   5,216,929      5,739,631
                                                   -----------    -----------

Gross profit                                         1,996,902      1,289,627

Selling, general, administrative and research
    and development expenses (note 5)                1,546,170      1,622,026
                                                   -----------    -----------

Income (loss) from operations                          450,732       (332,399)

Other income (expense):
    Interest expense                                   (79,334)       (75,741)
    Equity in income (loss) of joint venture
        (note 7)                                       (65,057)        33,250
    Other income, net                                   20,871         31,220
                                                   -----------    -----------


                                                      (123,520)       (11,271)
                                                   -----------    -----------

Income (loss) before income taxes                      327,212       (343,670)

Income tax benefit (expense) (note 4)                  (47,034)        74,778
                                                   -----------    -----------

Net income (loss)                                  $   280,178    $  (268,892)
                                                   ===========    ===========


See accompanying notes.

                            TIBBETTS INDUSTRIES, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

               Years Ended September 30, 2006 and October 1, 2005

                                               Additional
                                   Common        Paid-In       Retained
                                    Stock        Capital       Earnings        Total
                                 -----------   -----------   -----------    -----------
Balances at October 2, 2004      $   179,309   $   575,016   $ 1,149,602    $ 1,903,927

    Net loss                              --            --      (268,892)      (268,892)
                                 -----------   -----------   -----------    -----------

Balances at October 1, 2005          179,309       575,016       880,710      1,635,035

    Net income                            --            --       280,178        280,178
                                 -----------   -----------   -----------    -----------

Balances at September 30, 2006   $   179,309   $   575,016   $ 1,160,888    $ 1,915,213
                                 ===========   ===========   ===========    ===========


See accompanying notes.

                            TIBBETTS INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS

               Years Ended September 30, 2006 and October 1, 2005


                                                            2006         2005
                                                         ---------    ---------
Cash flows from operating activities:
    Net income (loss)                                    $ 280,178    $(268,892)
    Adjustments to reconcile net income (loss) to net
       cash provided (used) by operating activities:
          Depreciation                                     218,661      276,766
          Amortization                                      19,230       18,294
          Equity in (income) loss of joint venture          65,057      (33,250)
          Deferred income taxes                             41,800      (85,000)
          Changes in operating assets and liabilities:
              Accounts receivable                         (314,040)     (13,893)
              Inventories                                 (226,633)     262,424
              Prepaid expenses                              10,052       (3,925)
              Accounts payable                              (6,983)    (172,828)
              Income taxes payable/receivable               27,541      (35,000)
              Accrued liabilities                           24,436      (17,729)
                                                         ---------    ---------

    Net cash provided (used) by operating activities       139,299      (73,033)

Cash flows from investing activities:
    Additions to property, plant and equipment            (474,791)     (83,116)
    Additions to patents                                   (16,440)     (27,112)
                                                         ---------    ---------

    Net cash used by investing activities                 (491,231)    (110,228)

Cash flows from financing activities:
    Increase in note payable to bank, net                   75,000      225,000
    Issuance of long-term debt                             448,645           --
    Principal payments on long-term debt                  (191,339)    (143,834)
                                                         ---------    ---------

    Net cash provided by financing activities              332,306       81,166
                                                         ---------    ---------

Net decrease in cash                                       (19,626)    (102,095)

Cash, beginning of year                                     53,133      155,228
                                                         ---------    ---------

Cash, end of year                                        $  33,507    $  53,133
                                                         =========    =========

Supplemental disclosures of cash flow information:
    Cash paid for interest                               $  81,430    $  77,838
    Cash paid for (received from) income taxes             (22,307)      45,222



See accompanying notes.

                            TIBBETTS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     September 30, 2006 and October 1, 2005


1.    SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS

      Tibbetts Industries, Inc. (the Company) is located in Camden, Maine and primarily produces microphones, receivers and audio coils used in hearing aids and other communication products. The Company's chief markets include the United States, Europe, Canada, Australia and Japan.

      At September 30, 2006, accounts receivable from three commercial customers (including the related party described in note 7) represented 71% of total accounts receivable and accounts receivable from the U.S. Government represented another 12%. At October 1, 2005, accounts receivable from two commercial customers (including the related party described in note 7) represented 60% of total accounts receivable and accounts receivable from the U.S. Government represented another 24%.

      Revenues from the U.S. Government represented approximately 31% and 43% of total sales in 2006 and 2005, respectively.

      FISCAL YEAR

      The Company determines its fiscal year on a 52-53 week basis, ending on the Saturday closest to September 30.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      ACCOUNTS RECEIVABLE

      Accounts receivable are carried net of an allowance for doubtful accounts, as determined by management, after considering the nature and circumstances of past due accounts. Accounts are charged off when deemed uncollectible. Management determined that no allowance for doubtful accounts was necessary at September 30, 2006.

      INVESTMENT IN JOINT VENTURE

      The Company accounts for its investment in a joint venture (note 7) using the equity method.

      INVENTORIES

      Inventories are recorded at the lower of cost (first-in, first-out) or market.

                            TIBBETTS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     September 30, 2006 and October 1, 2005


1.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      PROPERTY, PLANT AND EQUIPMENT

      For financial statement purposes, depreciation is provided by the use of the straight-line method over estimated useful lives, principally as follows:

                                                    Years

          Buildings and improvements               15 - 33
          Machinery and equipment                   5 - 10
          Furniture and office equipment            5 - 10

      Maintenance and repairs are charged to expense as incurred; replacements and betterments are capitalized. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in the determination of net income.

      Costs incurred in constructing machinery and equipment are included in construction in process and depreciated when placed in service.

      PATENTS

      Patents are amortized over their estimated useful lives, principally seventeen years, and written off when considered obsolete.

      REVENUE RECOGNITION

      Sales, other than revenues from cost reimbursable contracts, are recorded as products are shipped.

      Revenues under cost reimbursable contracts are recorded on a pro-rata basis as costs are incurred under the terms of the related contracts.

      INCOME TAXES

      The Company provides for deferred income taxes using the liability method as prescribed by Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                            TIBBETTS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     September 30, 2006 and October 1, 2005


1.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      NEW ACCOUNTING PRONOUNCEMENTS

      Financial Accounting Standards Board Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES ("FIN 46"), was issued in January 2003 and amended in December 2003. FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after December 31, 2003. For those arrangements entered into prior to December 31, 2003, the provisions of FIN 46 were required to be adopted by the Company at the beginning of fiscal 2006. Management has concluded that the Company is not required to consolidate an affiliated joint venture whose activities are described in note 7.

      In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, INVENTORY COSTS. The new standard clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. The standard also requires the allocation of fixed production costs based on normal capacity of production facilities. The Statement became effective for the Company in fiscal 2006, but did not have a significant impact on the Company's financial condition or results of operations.

      In July 2006, the FASB issued Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, ("FIN 48"). FIN 48 will require several new disclosures in financial statements and will be effective for the Company in fiscal 2008.


2.    INVENTORIES

      A summary of inventories at September 30, 2006 and October 1, 2005 is set forth below:

                                                           2006         2005
                                                         ---------    ---------

            Raw materials                               $  465,937   $  267,032
            Supplies                                        27,661       21,635
            Work-in-process                                341,124      360,268
            Finished units                                  97,347       56,501
                                                        ----------   ----------

                                                        $  932,069   $  705,436
                                                        ==========   ==========

      At September 30, 2006 and October 1, 2005, work in process inventory included $86,000 and $174,000, respectively, of costs and estimated earnings in excess of billings on uncompleted contracts.

                            TIBBETTS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     September 30, 2006 and October 1, 2005


3.    NOTE PAYABLE TO BANK AND LONG-TERM DEBT

      Note payable to bank consists of borrowings outstanding under a working capital line of credit. Borrowings of up to $650,000 are available, subject to levels of accounts receivable and inventories. At September 30, 2006, $400,000 was outstanding and $250,000 was available to be borrowed under the line. The line bears interest at a variable rate (9.25% at September 30, 2006) and is subject to renewal January 1, 2007.

      At September 30, 2006 and October 1, 2005, long-term debt consisted of the following:

                                                                                          2006          2005
                                                                                      ------------   ----------
      Mortgage note payable monthly through March 2011,
         variable interest rate (9.25% at September 30, 2006)                         $    301,301   $  352,231

      Mortgage note payable monthly through October 2007,
         variable interest rate (7.75% at September 30, 2006)                                7,909       99,757

      Mortgage note payable monthly through March 2014, fixed
         interest rate of 5.93% through March 2009 then variable                           266,785      280,701

      Borrowings under $350,000 equipment line of credit payable monthly through
         January 1, 2007, when line is subject to renewal, variable interest
         (9.00 - 9.25% at September 30, 2006)                                              312,708      113,708

      Mortgage note payable monthly through September 2016,
         variable interest (7.76% at September 30, 2006)                                   215,000           --
                                                                                      ------------   ----------

                                                                                         1,103,703      846,397
         Less current portion                                                              405,915      277,118
                                                                                      ------------   ----------

                                                                                      $    697,788   $  569,279
                                                                                      ============   ==========

      All of the borrowings are secured by substantially all Company assets and are subject to the Company maintaining certain financial covenants.

      The aggregate maturities of long-term debt at September 30, 2006 are as follows:

         2006                                                   $    405,915
         2007                                                         92,611
         2008                                                        100,704
         2009                                                        104,947
         2010                                                         82,708
         Thereafter                                                  316,818
                                                                ------------

                                                                $  1,103,703
                                                                ============

                            TIBBETTS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     September 30, 2006 and October 1, 2005

3.    NOTES PAYABLE TO BANK AND LONG-TERM DEBT (CONTINUED)

      The above maturities include all borrowings under the equipment line of credit ($312,708) as payable in 2007. Scheduled maturities for the equipment line are approximately $73,000 in fiscal 2007.


4.    INCOME TAXES

      Income tax benefit (expense) consisted of the following for the years ended September 30, 2006 and October 1, 2005:

                                                          2006         2005
                                                       ----------   ----------
      Current receivable (payable):
         Federal                                       $       --   $       --
         State                                             (5,234)     (10,222)
                                                       ----------   ----------

                                                           (5,234)     (10,222)
      Deferred:
         Federal                                          (30,500)      68,000
         State                                            (11,300)      17,000
                                                       ----------   ----------

                                                          (41,800)      85,000
                                                       ----------   ----------

                                                       $  (47,034)  $   74,778
                                                       ==========   ==========

      The Company's effective income tax rate differed from statutory rates primarily due to the valuation allowance related to net operating loss carryforwards generated in 2005 but utilized in 2006.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting versus income tax purposes. Deferred tax assets (liabilities) consisted of the following at September 30, 2006 and October 1, 2005, respectively:

                                                           2006          2005
                                                       ----------   ----------
      Deferred tax assets:
         Inventory                                     $   33,700   $   44,000
         Accrued expenses and other                        60,600       77,000
         Net operating loss carryforwards                      --      100,000
                                                       ----------   ----------

                                                           94,300      221,000
         Less valuation allowance                              --      (77,000)
                                                       ----------   ----------

                                                           94,300      144,000

      Deferred tax liabilities:
         Depreciation                                    (136,100)    (144,000)
                                                       ----------   ----------

                                                       $  (41,800)  $       --
                                                       ===========  ==========

                            TIBBETTS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     September 30, 2006 and October 1, 2005

5.    RESEARCH AND DEVELOPMENT ACTIVITIES

      The Company incurred research and development expenses of approximately $489,000 and $623,000 during the years ended September 30, 2006 and October 1, 2005, respectively.


6.    EMPLOYEE BENEFITS

      The Company sponsors a contributory retirement plan, which is a defined contribution plan under Section 401(k) of the Internal Revenue Code and which covers substantially all of its employees. Employer contributions to the Plan are at the employer's discretion. Vesting of employer contributions begins at six months at 20% and increases each year until the participant is 100% vested at five years of service. Participants are entitled, upon termination or retirement, to their vested portion of plan assets, which are held by a third party trustee. The Company's contributions were approximately $37,000 and $36,000 for the years ended September 30, 2006 and October 1, 2005, respectively.

      The Company also has an incentive bonus plan based on annual operating results. No expense was incurred in fiscal 2006 and approximately $5,000 was incurred in 2005 related to this plan.


7.    JOINT VENTURE

      In 2003, the Company entered into a joint venture with a Swiss company to market, design, manufacture, and sell audio coils to the hearing health industry. The Company paid $7,590 for its 50% interest in the venture. The Company recorded sales of approximately $2,560,000 and $1,558,000 through the joint venture in 2006 and 2005, respectively. Related accounts receivable due from the joint venture were $413,599 and $486,159 at September 30, 2006 and October 1, 2005, respectively.

      Condensed unaudited financial information of the joint venture at and for the years ended September 30, 2006 and October 1, 2005 follows:

                                                        2006           2005
                                                        ----           ----
      Balance sheet:
         Cash                                      $    257,023    $    264,526
         Accounts receivable                            465,052         498,364
         Other assets                                    24,219           1,864
                                                   ------------    ------------

            Total assets                                746,294         764,754

         Accounts payable                              (867,409)       (755,754)
                                                   ------------    ------------

            Total stockholders' equity (deficit)   $   (121,115)   $      9,000
                                                   ============    ============

      Income Statement:
         Net revenues                              $  3,195,000    $  2,833,000
                                                   ============    ============

         Net income (loss)                         $   (130,115)   $     66,500
                                                   ============    ============

                            TIBBETTS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     September 30, 2006 and October 1, 2005


7.    JOINT VENTURE (CONTINUED)

      A substantial portion of the joint venture's accounts receivable and revenues are with one commercial customer.

      Also in connection with the joint venture, the Company entered into a long-term supply agreement to have its audio coils manufactured by a foreign-based company. The transfer of such manufacturing activities occurred in fiscal 2005.


8.    TECHNOLOGY TRANSFER

      In fiscal 1999, the Company entered into an agreement with a start-up venture to transfer certain of its technology and know-how and provide initial consulting services. The Company received cash payments as well as 95,000 shares (0.3%) of the venture's common stock and per-unit royalties (up to $800,000 in the aggregate) based on future sales of the product by the venture. No value has been assigned to such stock in the accompanying financial statements due to the start-up nature of the venture's operations and the lack of marketability of its stock. No royalties were received in fiscal 2006 or 2005.


9.    CONSTRUCTION IN PROCESS

      At September 30, 2006, construction in process includes approximately $205,000 related to improvements to the Company's manufacturing facility in Maine. The project is expected to be completed in early fiscal 2007 at a total cost of approximately $215,000.